Exhibit 99.1

Company Contact:
Lawrence L. Spanley, Jr.
Chief Financial Officer
(314) 621-0699

Investor Contacts:
Integrated Corporate Relations Allison Malkin/David Griffith (203) 682-8225/ (203) 682-8213

BAKERS FOOTWEAR COMPLETES EQUITY PRIVATE PLACEMENT
Plans to Accelerate Store Opening and Remodel Program

ST. LOUIS, Mo., April 1, 2005 – Bakers Footwear Group (Nasdaq: BKRS) today announced that it has raised $8.75 million through a private placement transaction with 6 institutional investors. The investors have agreed to purchase one million shares of the Company’s common stock and warrants to purchase 250,000 shares of common stock. The warrants are exercisable at $10.18 per share until 2010. The transaction is subject to customary closing conditions.

Net proceeds to the Company are expected to be approximately $7.25 million to $7.5 million.

Commenting on the financing, Peter Edison, Chairman and CEO stated: “We are very pleased to have entered into this private placement with outstanding long-term investors. The transaction, when completed, will greatly expand our financial flexibility, allowing us to capitalize on the positive momentum of our new format stores in both our Bakers and Wild Pair chains. Following closing, we will accelerate store openings in 2005 to between 35 and 40, up from 25 to 30. We also plan to accelerate our store remodelings in 2005 to 25 stores from 20 stores previously planned. In addition, we look forward to continuing our growth in 2006 and beyond. ”

“The strong comparable store sales generated by our new and remodeled stores in 2004 are a testament to the success of these initiatives,” stated Mr. Edison. “At year end 2004, we operated 73 new format stores. The comparable store sales gain of 6.2% for new format stores open for all of the year, was well above the average for the chain. These trends have continued into 2005. As we look ahead, we remain confident and excited about our growth prospects. Current trends in our business are strong and we believe our stores are poised to benefit from several new footwear trends. ”

The placement agent will receive a cash fee, reimbursement of expenses and warrants to purchase 125,000 shares of common stock on the same terms as the investors.

The shares of common stock and warrants have not been registered under the Securities Act, or any state securities laws, and were made in a private transaction under Regulation D. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the privately placed common stock, including the common stock issuable upon exercise of the investor and placement agent warrants. Until this registration is declared effective by the SEC, the shares of common stock, including the shares of common stock underlying the warrants, may not be reoffered or resold in the United States unless the re-offer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.

About Bakers Footwear Group

Bakers Footwear Group is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates over 200 stores nationwide under two formats, Bakers and Wild Pair. Bakers stores focus on women between the ages of 15 and 29. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 24.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.